CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports, dated November 17, 2000, relating to the financial statements and financial highlights which appear in the September 30, 2000 Annual Report to Shareholders of Standish, Ayer & Wood Investment Trust:
Standish Intermediate Tax Exempt Bond Fund, Standish Massachusetts Intermediate Tax Exempt Bond Fund, Standish Tax Sensitive Equity Fund, Standish Small Cap Tax Sensitive Equity Fund, Standish Select Value Fund, Standish Select Value Asset Fund, Standish Small Cap Growth Fund, Standish International Equity Fund, Standish International Small Cap Fund and Standish Small Cap Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants" and "Experts and Financial Statements," in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
January 29, 2001

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 17, 2000, and January 29, 2001, relating to the financial statements and financial highlights which appears in the September 30, 2000 Annual Report to Shareholders of Standish, Ayer & Wood Investment Trust: Standish Small Capitalization Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants" and "Experts and Financial Statements," in such Registration Statement.


PricewaterhouseCoopers LLP

Boston, Massachusetts
January 29, 2001